UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2014

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 26, 2014, Lakeland Brazil S.A. (“Lakeland Brazil”), a wholly-owned subsidiary of Lakeland Industries Inc. (the “Company”), received notice of a court judgment entered against it in a labor proceeding in Brazil in the amount of approximately USD $1,086,000. Based on the advice of Brazilian counsel handling the action, the Company had not anticipated a judgment to be entered against Lakeland Brazil in this proceeding, if at all, in excess of USD $45,000 ($R100,000), which amount was deemed not material and therefore not previously disclosed.

Lakeland Brazil is working with, and relying upon the advice of, new legal counsel and accountants in Brazil and intends to appeal the judgment on the basis that, among other things, the judgment is mathematically incorrect.

Based on review of the case with our new legal counsel and based upon their assessments of our likelihood to prevail on appeal, the Company will take a charge to earnings of USD $380,000, which is our estimate of what the outcome will ultimately be on this case.

As a result of this and other recent developments in Brazil, Lakeland’s Board of Directors has decided to explore all strategic options for Brazil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date July 2, 2014	/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Operating Officer & President